                                                                     EXHIBIT 3.1

                                     BYLAWS

                                       OF

                         DIAGNOSTIC PRODUCTS CORPORATION

                            A CALIFORNIA CORPORATION

                    (AMENDED AND RESTATED AS OF MAY 4, 2004)

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                                TABLE OF CONTENTS

ARTICLE I         OFFICES..........................................................   1
         Section 1.        Principal Executive Office..............................   1
         Section 2.        Other Offices...........................................   1

ARTICLE II        MEETINGS OF SHAREHOLDERS.........................................   1
         Section 1.        Place of Meetings.......................................   1
         Section 2.        Annual Meetings.........................................   1
         Section 3.        Special Meetings........................................   2
         Section 4.        Notice of Meetings of Shareholders......................   2
         Section 5.        Quorum..................................................   4
         Section 6.        Adjourned Meetings and Notice Thereof...................   4
         Section 7.        Voting..................................................   5
         Section 8.        Waiver of Notice and Consent of Absentees...............   8
         Section 9.        Action Without a Meeting................................   9
         Section 10.       Proxies.................................................  11
         Section 11.       Inspectors of Election..................................  12
         Section 12.       Nomination of Directors.................................  13
         Section 13.       Business At Annual Meetings.............................  13
         Section 14.       Conduct of Meetings.....................................  14

ARTICLE III       DIRECTORS........................................................  15
         Section 1.        Powers..................................................  15
         Section 2.        Number and Qualification of Directors...................  15
         Section 3.        Election and Term of Office.............................  15
         Section 4.        Resignation and Removal of Directors....................  16
         Section 5.        Vacancies...............................................  16
         Section 6.        Place of Meetings.......................................  16
         Section 7.        Regular Meetings........................................  17
         Section 8.        Special Meetings........................................  17
         Section 9.        Quorum; Action by Directors.............................  17
         Section 10.       Waiver of Notice or Consent.............................  17
         Section 11.       Adjournment.............................................  18
         Section 12.       Meetings By Conference Telephone........................  18
         Section 13.       Action Without a Meeting................................  18
         Section 14.       Fees and Compensation...................................  18
         Section 15.       Committees..............................................  18
         Section 16.       Indemnification of Agents...............................  19
         Section 17.       Loans to Directors and Officers.........................  22

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
ARTICLE IV        OFFICERS.........................................................  23
         Section 1.        Officers................................................  23
         Section 2.        Elections...............................................  23
         Section 3.        Other Officers..........................................  23
         Section 4.        Removal and Resignation.................................  24
         Section 5.        Vacancies...............................................  24
         Section 6.        Chairman of the Board...................................  24
         Section 7.        Chief Executive Officer.................................  24
         Section 8.        President...............................................  25
         Section 9.        Vice President..........................................  25
         Section 10.       Secretary...............................................  25
         Section 11.       Chief Financial Officer.................................  25

ARTICLE V         MISCELLANEOUS....................................................  26
         Section 1.        Inspection of Corporate Records.........................  26
         Section 2.        Checks, Drafts, etc.....................................  27
         Section 3.        Annual and Other Reports................................  27
         Section 4.        Contracts, etc., How Executed...........................  28
         Section 5.        Certificate For Shares..................................  28
         Section 6.        Representation of Shares of Other Corporations..........  29
         Section 7.        Inspection of Bylaws....................................  29
         Section 8.        Seal....................................................  30
         Section 9.        Construction and Definitions............................  30

ARTICLE VI        ADOPTION, AMENDMENT OR REPEAL....................................  30
         Section 1.        Power of Shareholders...................................  30
         Section 2.        Power of Directors......................................  30

                                       ii
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                                       iii
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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         DIAGNOSTIC PRODUCTS CORPORATION

                            A CALIFORNIA CORPORATION

                                    ARTICLE I

                                     OFFICES

      Section 1. Principal Executive Office.

      The principal executive office of the corporation shall be located at such place as the board of directors shall from time to time determine.

      Section 2. Other Offices.

      Other business offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      Section 1. Place of Meetings.

      All meetings of shareholders shall be held at the principal executive office of the corporation or at any other place within or without the State of California which may be designated either by the board of directors or by the shareholders in accordance with these bylaws.

      Section 2. Annual Meetings.

      The board of directors by resolution shall designate the time, place and date (which shall be in the case of the first annual meeting, not more than 15 months after the organization of the corporation and, in the case of all other annual meetings, no more than 15 months after the date of the last annual meeting) of the annual meeting of the shareholders for the election of directors and the transaction of any other business properly brought before the meeting in accordance with these bylaws.

      Section 3. Special Meetings.

      Special meetings of the shareholders, for the purpose of taking any action which is within the powers of the shareholders, may be called by the chairman of the board, the chief executive officer, the president, or the board of directors, or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting. For a special meeting of the shareholders to be properly called by any shareholder(s) pursuant to the preceding sentence, the shareholders(s) calling the meeting must have given timely notice thereof in writing to the secretary of the corporation and the business proposed to be conducted at such meeting must otherwise be a proper matter for shareholder action.

      To be timely, such notice shall be delivered to the secretary at the principal executive offices of the corporation not later than 60 days nor earlier than 75 days prior to the date of the meeting proposed by the shareholder(s) calling the meeting. Such notice shall set forth (a) the proposed date and time of the meeting; (b) as to each person whom the shareholder(s) calling the meeting proposes to nominate for election or reelection as a director, all information relating to such nominee that is required to be disclosed in a solicitation of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the "Proxy Rules") and Rule 14a-11 thereunder (or any successors thereto) (including such nominee's written consent to be named in the proxy statement as a nominee and to serve as a director if elected); (c) as to any other business that the shareholder(s) calling the meeting proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder(s) and any other person or entity, if any, on whose behalf the proposal is made; and (d) as to any shareholder(s) giving the notice (i) the name and address of such shareholder(s), as they appear on the corporation's books and (ii) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder(s). Upon notice meeting the requirements of this Section 3 by any shareholder(s) entitled to call a special meeting of shareholders, the corporation shall cause notice to be given to shareholders entitled to vote that a meeting will be held. Notice of special meetings shall be given in the manner set forth in Section 4 of Article II of these bylaws.

      Section 4. Notice of Meetings of Shareholders.

      (a) Written notice of each meeting of shareholders, whether annual or special, shall be given to each shareholder entitled to vote thereat, either personally or by first class mail or by other means of written communication, charges prepaid, addressed to such shareholder at the address of such shareholder appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice. If any notice addressed to the shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future mailing of the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders. If no address appears on the books of the corporation or is given by the shareholder to the corporation for the purpose of notice, notice shall be deemed to have been given to such shareholder if given either personally or by first class mail or other means of written communication addressed to the place where the principal executive office of the corporation is located, or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.

      (b) All such notices shall be given not less than ten days nor more than 60 days before the meeting to each shareholder entitled to vote thereat. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

      (c) All such notices shall state the place, date and hour of such meeting. In the case of a special meeting such notice shall also state the general nature of the business to be transacted at such meeting, and no other business may be transacted thereat. In the case of an annual meeting, such notice shall also state those matters which the board of directors at the time of the mailing of the notice intends to present for action by the shareholders, but, subject to the provisions of subsection (d) of this Section 4 and Sections 12 and 13 of this Article II, any proper matter may be presented at an annual meeting of shareholders though not stated in the notice.

      (d) Unless the general nature of a proposal to be approved by the shareholders relating to the following matters is stated in the notice or in a written waiver of notice, any such shareholders approval will require unanimous approval of all shareholders entitled to vote:

            (1) A proposal to approve a contract or other transaction between the corporation and one or more of its directors or any corporation, firm or association in which one or more of its directors has a material financial interest or is also a director;

            (2)   A proposal to amend the articles of incorporation;

            (3) A proposal to approve the principal terms of a reorganization as defined in Section 181 of the General Corporation Law;

            (4) A proposal to elect voluntarily to wind up and dissolve the corporation; and

            (5) If the corporation has both preferred and common shares outstanding and the corporation is in the process of winding up a proposal to adopt a plan of distribution of shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of the preferred shares as specified in the articles.

      (e) The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.

      (f) Upon request in writing that a special meeting of shareholders be called for any proper purpose which satisfies the requirements of Section 3 of this Article II, directed to the secretary by any person (other than the chairman, the chief executive officer, president or the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, which meeting time shall be not less than 35 nor more than 60 days after receipt of the request.

      (g) Any previously scheduled or noticed meeting of shareholders (other than a special meeting called by one or more shareholders) may be cancelled by resolution of the board of directors upon public notice given by a mailing to shareholders or a general press release prior to the date previously scheduled for such meeting.

      Section 5. Quorum.

      The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

      Section 6. Adjourned Meetings and Notice Thereof.

      (a) Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting or by the vote of a majority of the shares, the holders of which are either present in person or by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting, except as provided in
Section 5 of this Article II.

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      (b)   When a shareholders' meeting is adjourned to another time or place, except as provided in this subsection (b), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

      Section 7. Voting.

      (a)   Voting Rights of Shares and Shareholders.

            (1) Except as provided in Section 708 of the General Corporation Law and except as may be otherwise provided in the articles of incorporation of this corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders.

            (2) Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

            (3) Except as provided in Section 5 of this Article II or subsection (f) of this Section 7, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the articles of incorporation.

      (b)   Record Date Requirements.

            (1) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

            (2)   If no record date is fixed:

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                  (i)   The record date for determining shareholders
entitled to notice of or to vote at a meeting of shareholders shall at the close of business on the business day preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (ii) Except as provided in Section 9 of Article II hereof, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

                  (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

            (3) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

            (4) Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation or by agreement or in the General Corporation Law.

      (c)   Voting of Shares by Fiduciaries, Receivers, Pledge holders and
            Minors.

            (1) Subject to subdivision (3) of subsection (d) hereof, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

            (2) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

            (3) Subject to the provisions of Section 10 of this Article II and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

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

            (4) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

      (d)   Voting of Shares by Corporations.

            (1) Shares of this corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subsection, unless the contrary is shown.

            (2) Shares of this corporation owned by a subsidiary of this corporation shall not be entitled to vote on any matter.

            (3) Shares of this corporation held by this corporation or a subsidiary of this corporation in a fiduciary capacity shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give this corporation or the subsidiary of this corporation binding instructions as to how to vote such shares.

      (e)   Voting of Shares Owned of Record by Two or More Persons.

            (1) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirely, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (i)   If only one votes, such act binds all;

                  (ii) If more than one vote, the act of the majority so voting binds all;

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

                  (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interest, a majority or even split for the purpose of this subdivision shall be a majority or even split in interest.

      (f)   Election of Directors; Cumulative Voting.

            (1) Every shareholder complying with subdivision (2) and entitled to vote in any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

            (2) No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting in accordance with the provisions of Section 12 of this Article II and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

            (3) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

            (4) Elections of directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

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

      Section 8. Waiver of Notice and Consent of Absentees.

      The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included if such objection is expressly made at the meeting, provided however that any person making such objection at the beginning of the meeting or to the consideration of matters required to be but not included in the notice may orally withdraw by signing a written waiver thereof or a consent to the holding of the meeting or approval of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as specified in subdivisions (1) through (5) of subsection (d) of Section 4 of this Article II.

      Section 9. Action Without a Meeting.

      (a) Directors may be elected without a meeting by consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, a director may be elected at any time to fill a vacancy (other than a vacancy created by removal) by the written consent of a majority of the outstanding shares entitled to vote for the election of directors.

      (b) Any other action which under any provision of the General Corporation Law may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      (c) Unless the consents of all shareholders entitled to vote have been solicited in writing:

            (1) Notice of any shareholder approval without a meeting, by less than a unanimous written consent, of (i) a contract or other transaction between the corporation and one or more of its directors or any corporation, firm or association in which one or more of its directors has a material financial interest or is also a director, (ii) indemnification of an agent of the corporation as authorized by Section 16 of Article III of these bylaws, (iii) a reorganization of

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the corporation as defined in Section 181 of the General Corporation Law, or
(iv) if the corporation has both preferred and common shares outstanding and the corporation is in the process of winding up, the distribution of shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of preferred shares, shall be given at least ten days before the consummation of the action authorized by such approval; and

            (2) Prompt notice shall be given of the taking of any other corporate action including the filling of a vacancy on the board of directors approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 4 of Article II of these bylaws.

      (d) Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares of a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

      (e) Any shareholder of record or other person or entity seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date pursuant to Section 7(b) of Article II hereof. The board of directors may, at any time within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed pursuant to Section 7(b) of Article II hereof). If no record date has been fixed by the board of directors pursuant to Section 7(b) of
Article II hereof or otherwise within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the secretary of the corporation at its principal place of business. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

            In the event of the delivery, in the manner provided by this Section 9(e), to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, in the event such inspectors are appointed, no action by written consent without a meeting shall be effective until such date as such appointed independent inspectors certify to the corporation that the consents delivered to the corporation in accordance herewith represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 9(e) shall in any way be construed to suggest or imply that the board of directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after any certification by any independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

            Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with this Section 9(e), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed herein.

      Section 10. Proxies.

      (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be signed and transmitted in accordance with the provisions of Section 178 of the General Corporation Law shall be presumptively valid.

      (b) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

      (c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

      (d) Except when other provision shall have been made by written agreement between the parties, the record holder of shares which such person holds as pledgee or otherwise as security or which belong to another shall issue to the pledgor or to the owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

      (e) A proxy which states that it is irrevocable is irrevocable for the period specified therein (notwithstanding subsection (c)) when it is held by any of the following or a nominee of any of the following:

            (1)   A pledgee;

            (2) A person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person's shares in the corporation to the maker of the proxy;

            (3) A creditor or creditors of the corporation or the shareholder who extended or continued credit to the corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing credit;

            (4) A person who has contracted to perform services as an employee of the corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for;

            (5) A person designated by or under an agreement under Section 706 of the General Corporation Law; or

            (6) A beneficiary of a trust with respect to shares held by the trust.

      Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of the corporation or dies, the debt of the corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated, the agreement under
Section 706 of the General Corporation Law has terminated, or the person ceases to be a beneficiary of the trust. In addition to the foregoing clauses (1) through (5), a proxy may be made irrevocable (notwithstanding subsection (c)) if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms discharge the obligations secured by it.

      (f) A proxy may be revoked notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares.

      Section 11. Inspectors of Election.

      (a) In advance of any meeting of shareholders, the board of directors may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

      (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

      (c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

      Section 12. Nomination of Directors.

      Subject to the rights of holders of any outstanding preferred stock, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations for election of directors at an annual meeting of shareholders may be made either by the board of directors or by any shareholder who is a shareholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of shareholders entitled to vote at such annual meeting. An eligible shareholder may nominate persons for election as directors at an annual meeting of shareholders only if such shareholder has caused proper written notice with respect thereto to be delivered to, or mailed and received at, the principal executive offices of the corporation not more than 90 nor less than 60 days prior to the first anniversary of the day on which notice of the date of the prior year's annual meeting was mailed. For such notice by an eligible shareholder to be proper, such notice shall set forth: (a) the name and business or residential address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) the principal occupation or employment of the shareholder; (c) the class and number of shares of capital stock of the corporation that are owned beneficially and of record by such shareholder; (d) a representation that such shareholder intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) the principal occupation or employment of, and the classes and number of shares of capital stock of the corporation that are owned beneficially and of record by, the person or persons to be nominated and such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement pursuant to the Proxy Rules; and (g) the consent of each nominee to serve as a director of the corporation if so elected.

      No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 12. If the facts show that a nomination was not made in accordance with the foregoing provisions, the chairman of the meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded.

      Section 13. Business At Annual Meetings.

      No business may be transacted at an annual meeting of shareholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the annual meeting by a shareholder who (y) is a shareholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (z) complies with the notice procedures set forth in this Section 13. An eligible shareholder may bring business before an annual meeting only if such shareholder has caused proper written notice with respect thereto to be delivered to, or mailed and received at, the principal executive offices of the corporation not more than 90 days nor less than 60 days prior to the first anniversary of the day on which notice of the date of the prior year's annual meeting was mailed. For such notice by an eligible shareholder to be proper, such notice must set forth as to each matter such shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and business or residential address of the shareholder who intends to propose such business; (c) the class and number of shares of capital stock of the corporation that are owned beneficially and of record by such shareholder;
(d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of the shareholder or such other persons in such business; (e) any other information that is required by the Proxy Rules to be provided by the shareholder in his capacity as a proponent of a stockholder proposal; and (f) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 shall be deemed to preclude discussions by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

      Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      Section 14. Conduct of Meetings.

      At every meeting of shareholders, the chairman of the board, or, if a chairman has not been appointed or is absent, the person appointed by the board of directors, shall act as chairman of the meeting. The secretary, or, in his absence, the person appointed by the chairman of the meeting, shall act as secretary of the meeting. The chairman of the meeting shall have the absolute right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the sole judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, and there shall be no appeal from the ruling of the chairman. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. Powers.

      Subject to the provisions of the General Corporation Law and any limitations in the articles of incorporation of this corporation relating to action requiring approval by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

      Section 2. Number and Qualification of Directors.

      The number of directors of the corporation shall not be less than five (5) nor more than nine (9) until changed by amendment of the articles of incorporation or by a bylaw amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided that a proposal to reduce the authorized number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this
Section 2, by a bylaw or amendment to the bylaws duly adopted by the vote of a majority of the shares entitled to vote represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by resolution of the board of directors.

      Subject to the foregoing provisions for changing the number of directors, the number of directors of this corporation has been fixed at seven (7).

      Section 3. Election and Term of Office.

      The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until his successor has been elected and qualified.

      Section 4. Resignation and Removal of Directors.

      Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time a successor may be elected to take office when the resignation becomes effective. Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote provided that no director may be removed (unless the entire board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

      Section 5. Vacancies.

      A vacancy or vacancies on the board of directors shall exist on the death, resignation or removal of any director, or if the board declares vacant the office of a director if he is declared of unsound mind by an order of court or is convicted of a felony, or if the authorized number of directors is increased or if the shareholders fail to elect the full authorized number of directors to be voted for at any shareholders' meeting at which an election of directors is held. Vacancies on the board of directors (except vacancies created by the removal of a director) may be filled by action of the board in accordance with
Section 9 of this Article III or if the number of directors then in office is less than a quorum by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with these bylaws, or (3) by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent of shareholders (other than to fill a vacancy created by removal, which shall require the unanimous written consent of all shares entitled to vote for the election of directors) shall require the consent of a majority of the outstanding shares entitled to vote.

      Section 6. Place of Meetings.

      Regular and special meetings of the board of directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution or by written consent of all of the members of the board of directors. If the place of a regular or special meeting is not designated in the notice or fixed by a resolution of the board or consented to in writing by all members of the board of directors, it shall be held at the corporation's principal executive office.

      Section 7. Regular Meetings.

      Regular meetings of the board may be held without notice if the time and place of the meetings are fixed in these bylaws or by resolution of the board of directors.

      Section 8. Special Meetings.

      Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors. A special meeting of the board of directors may be held upon 48 hours' notice delivered personally or by telephone, including a voice messaging system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. If notice is mailed, it shall be deposited in the United States mail at least four days before the meeting. Such mailing, facsimile or delivery, personally or by telephone or other electronic means, as provided in this Section 8 of Article III, shall be due, legal and personal notice to such director. The notice shall state the time and place of a special meeting, but need not specify the purpose of any regular or special meeting of the board of directors.

      Section 9. Quorum; Action by Directors.

      A majority of the authorized number of directors shall constitute a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, subject to the provisions of
Section 310 (Transactions Between Corporations and Directors or Corporations Having Interrelated Directors) and subdivision (e) of Section 317 (Indemnification of Corporate "Agent") of the General Corporation Law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

      Section 10. Waiver of Notice or Consent.

      The transactions of any meetings of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the directors. Notices of a meeting need not be given to any director who attends the meeting without protesting, prior to or at the commencement, the lack of notice to such director.

      Section 11. Adjournment.

      A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

      Section 12. Meetings By Conference Telephone.

      Members of the board of directors may participate in a meeting through use of conference telephone equipment so long as all members participating in such meeting can hear one another, or through use of electronic video screen communication or other communications equipment so long as the requirements of
Section 307(a)(6) of the General Corporation Law have been satisfied. Participation by directors in a meeting in the manner provided in this section constitutes presence in person at such meeting.

      Section 13. Action Without a Meeting.

      Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

      Section 14. Fees and Compensation.

      Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such services.

      Section 15. Committees.

      The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. The board may delegate to any such committee, to the extent provided in such resolution, any of the board's powers and authority in the management of the corporation's business and affairs except with respect to:

      (a) The approval of any action for which the General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

      (b)   The filling of vacancies on the board of directors or any committee;

      (c) The fixing of compensation of directors for serving on the board or on any committee;

      (d)   The amendment or repeal of bylaws or the adoption of new bylaws;

      (e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

      (f) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board; and

      (g) The appointment of other committees of the board or the members thereof.

      The board may prescribe appropriate rules, not inconsistent with these bylaws, by which proceedings of any such committee shall be conducted. The provisions of these bylaws relating to the calling of meetings of the board, notice of meetings of the board and waiver of such notice, adjournments of meetings of the board, written consents to board meetings and approval of minutes, action by the board by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings and the withdrawal of directors after commencement of a meeting shall apply to committees of the board and action by such committees. In addition, any member of the committee designated by the board as the chairman or as secretary of the committee or any two members of a committee may call meetings of the committee. Regular meetings of any committee may be held without notice if the time and place of such meetings are fixed by the board of directors or the committee.

      Section 16. Indemnification of Agents.

      (a) Definitions. For purposes of this Section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; and "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

      (b) Indemnification of Directors and Officers. The corporation shall indemnify and hold harmless each of its directors and officers, acting in any capacity as an agent of the corporation, to the fullest extent permissible under California law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties, and including attorneys' fees and any expenses of establishing a right to indemnification under this Section) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the corporation, and such right of indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

      Expenses incurred in defending any proceeding shall be advanced by the corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this Section to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these bylaws, law, the articles of incorporation or agreement.

      The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself, create a presumption that a person is not entitled to indemnification hereunder. The corporation shall determine whether a person has met the applicable standard under California law to be permitted to indemnification hereunder by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such quorum of directors is not obtainable, by independent legal counsel, selected by the mutual agreement of the corporation and the person seeking indemnification, in a written opinion, or
(iii) approval by the affirmative vote of a majority of the shares of the corporation entitled to vote; provided, that, for purposes of determining the required quorum of any meeting of shareholders called to approve indemnification of such person and the vote or written consent required therefor, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon.

      The rights of a person covered by this subsection (b) to bring suit against the corporation shall include the following:

            (i) In the case of a director, if there has been no determination by the corporation, or if the corporation determines, that the director substantively would not be permitted to be indemnified in whole or in part under the General Corporation Law, such director shall have the right to bring suit seeking an initial determination by the court or challenging any such determination by the corporation or any aspect thereof, and the corporation, by this subsection (b), consents to service of process and to appear in any such proceeding. Any determination by the corporation otherwise shall be conclusive and binding on the corporation and such director.

            (ii) If a claim for advances under this Section is not paid in full by the corporation within 30 days after a written demand and appropriate undertakings has been received by the corporation, such person may at any time thereafter bring suit against the corporation to recover the unpaid amount. If successful, in whole or in part, such person shall be entitled to be paid also the expenses of prosecuting such claim.

      In any action brought by a person to enforce a right of indemnification hereunder, or by the corporation to recover payments by the corporation of expenses incurred by such person in connection with a proceeding in advance of its final disposition, the burden of proving that such person is not entitled to be indemnified under this Section or otherwise shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of a proceeding that indemnification of a person covered by this
Section is proper in the circumstances because such person has met the applicable standard of conduct under the General Corporation Law, nor an actual determination by the corporation that such person has not met the applicable standard of conduct shall create a presumption that such person has not met the applicable standard of conduct or, in the case of an action brought by such person, be a defense to the action.

      (c) Indemnification of Other Agents. The corporation shall have the power, but except as provided in subsection (b) shall not be obligated, to indemnify each of its agents to the fullest extent permissible under the General Corporation Law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines and ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the corporation, and any such indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

      Expenses incurred in defending any proceeding may, in the discretion of the corporation, be advanced by the corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this Section to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these bylaws, law, the articles of incorporation or agreement.

      The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, shall not, of itself, create a presumption that a person is not eligible to be indemnified hereunder. The corporation shall determine whether a person seeking indemnification hereunder is eligible to be so indemnified and whether the corporation shall indemnify such person or shall provide advances to such person by any of the following, at the corporation's sole option: (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding; (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion; or (iii) approval by the affirmative vote of a majority of the shares of the corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote; provided, that, for purposes of determining the required quorum of any meeting of shareholders called to approve indemnification of or advances to such person and the vote or written consent required therefor, the shares owned by the person to be indemnified or to whom advances are to be made shall not be considered outstanding and shall not be entitled to vote thereon. Any such determination by the corporation shall be conclusive and binding on the corporation and such person.

      (d) Nonexclusivity of Bylaws; Nature and Extent of Rights. The indemnification provided for in this Section 16 shall not be deemed exclusive of any other rights to indemnification which any person may have or hereafter acquire under any statute, provision of the articles of incorporation or bylaws, agreement, vote of shareholders or disinterested directors or otherwise. The right of indemnification under Section 16(b) shall be deemed to create contractual rights in favor of persons entitled to indemnification thereunder. The provisions of this Section 16 shall be applicable to claims commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

      (e)   Amendment or Repeal. Neither the amendment nor repeal of this
Section 16, nor the adoption of any provision of the articles of incorporation or bylaws or of any statute inconsistent with this Section 16, shall adversely affect any right or protection of a director, officer or agent of the corporation existing at the time of such a provision.

      Section 17. Loans to Directors and Officers.

      (a) The corporation shall not make any loan of money or property to, or guarantee the obligation of, any director or officer of the corporation or of its parent, unless the transaction or an employee benefit plan authorizing such loans or guaranties, after disclosure of the right under such a plan to include officers or directors, is approved by a majority of the shareholders entitled to act thereon as provided in Section 315(g) of the General Corporation Law.

      (b) Notwithstanding subsection (a) above, if the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the General Corporation Law) on the date of approval by the board of directors, a loan or guaranty to an officer, whether or not a director, or an employee benefit plan authorizing such a loan or guaranty to an officer, may be approved by the board of directors alone by a vote sufficient without counting the vote of any interested director or directors if the board of directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.

      (c) The corporation shall not make any loan of money or property to, or guarantee the obligation of, any person upon the security of shares of the corporation or of its parent if the corporation's recourse in the event of default is limited to the security for the loan or guaranty, unless the loan or guaranty is adequately secured without considering these shares, or the loan or guaranty is approved by a majority of the shareholders entitled to act thereon as provided in Section 315(g) of the General Corporation Law.

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

      (d) Notwithstanding subsection (a) above, the corporation may advance money to a director or officer of the corporation or of its parent for any expenses reasonably anticipated to be incurred in the performance of the duties of the director or officer, provided that in the absence of the advance the director or officer would be entitled to be reimbursed for the expenses by the corporation, its parent, or any subsidiary.

      (e) The provisions of subsection (a) above do not apply: (i) to the payment of premiums in whole or in part by the corporation on a life insurance policy on the life of a director or officer so long as repayment to the corporation of the amount paid by it is secured by the proceeds of the policy and its cash surrender value; or (ii) to any transaction, plan, or agreement permitted under Section 408 of the General Corporation Law.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Officers.

      The officers of the corporation shall be a chairman of the board or a chief executive officer or a president, or all three, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

      Section 2. Elections.

      The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall be chosen by, and shall serve at the pleasure of, the board of directors.

      Section 3. Other Officers.

      The board of directors may appoint, and may empower the chairman of the board or the chief executive officer or both of them to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors or such appointing officer may from time to time determine.

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

      Section 4. Removal and Resignation.

      Any officer may be removed with or without cause either by the board of directors or, except for an officer chosen by the board, by an officer upon whom the power of removal may be conferred by the board (subject, in each case, to the rights, if any, of any officer under any contract of employment). Any officer may resign at any time upon written notice to the corporation (without prejudice however, to the rights, if any, of the corporation under any contract to which the officer is a party). Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Unless a resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

      Section 5. Vacancies.

      A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

      Section 6. Chairman of the Board.

      The board of directors may, in its discretion, elect a chairman of the board, who, unless otherwise determined by the board of directors, shall preside at all meetings of the board of directors at which he is present and shall exercise and perform any other powers and duties assigned to him by the board or prescribed in the bylaws. If the office of chief executive officer is vacant, the chairman of the board shall exercise the duties of the chief executive officer as set forth in Section 7. He shall preside as chairman at all meetings of the shareholders unless otherwise determined by the board of directors.

      Section 7. Chief Executive Officer.

      Subject to any supervisory powers, if any, that may be given by the board of directors or the bylaws to the chairman of the board, if there be such an officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business, affairs and officers of the corporation. Unless otherwise determined by the board of directors, in the absence of the chairman of the board, or if there be none, the chief executive officer shall have the powers and perform the duties of the chairman of the board, shall have any other powers and duties that are prescribed by the board of directors or the bylaws and he shall be primarily responsible for carrying out all orders and resolutions of the board of directors.

      Section 8. President.

      The president of the corporation shall be the chief operating officer of the corporation and shall have the responsibility for the day-to-day operation and management of the business of the corporation, subject to the general supervision and direction of the chief executive officer. The president shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

      Section 9. Vice President.

      Each vice president shall have the powers and perform the duties that from time to time may be prescribed for him the by board of directors or the bylaws or the chief executive officer.

      Section 10. Secretary.

      The secretary shall keep or cause to be kept a book of minutes of all meetings and actions by written consent of directors, shareholders and committees of the board of directors. The minutes of each meeting shall state the time and place that it was held and such other information as shall be necessary to determine whether the meeting was held in accordance with law and these bylaws and the actions taken thereat. The secretary shall keep or cause to be kept at the corporation's principal executive office, or at the office of its transfer agent or registrar, a record of the shareholders of the corporation giving the names and addresses of all shareholders and the number and class of shares held by each. The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees required to be given under these bylaws or law, shall keep or cause the keeping of the corporate seal in safe custody and shall have any other powers and perform any other duties that are prescribed by the board of directors or the bylaws or the chief executive officer. If the secretary refuses or fails to give notice of any meeting lawfully called, any other officer of the corporation may give notice of such meeting. The assistant secretary, or if there be more than one, any assistant secretary may perform any or all of the duties and exercise any or all of the powers of the secretary unless prohibited from doing so by the board of directors, the chief executive officer or the secretary, and shall have such other powers and perform any other duties as are prescribed for him by the board of directors or the chief executive officer.

      Section 11. Chief Financial Officer.

      The chief financial officer, who shall also be deemed to be the treasurer, when a treasurer may be required, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account. The chief financial officer shall cause all money and other valuables in the name and to the credit of the corporation to be deposited at the depositories designated by the board of directors or by any person authorized by the board of directors to designate such depositories. He shall render to the chief executive officer and board of directors when requested by either of them, an account of all his transactions as chief financial officer and of the financial condition of the corporation; and shall have any other powers and perform any other duties that are prescribed by the board of directors or the bylaws or the chief executive officer. The assistant treasurer, or if there be more than one, any assistant treasurer, may perform any or all of the duties and exercise any or all of the powers of the chief financial officer unless prohibited from doing so by the board of directors, the chief executive officer or the chief financial officer, and shall have such other powers and perform any other duties as are prescribed for him by the board of directors, the chief executive officer or the chief financial officer.

                                    ARTICLE V

                                  MISCELLANEOUS

      Section 1. Inspection of Corporate Records.

      The accounting books and records and record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation or a subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

      The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be designated and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

      A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the absolute right to do either or both of the following: (a) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation or (b) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

      Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this corporation and any subsidiary of this corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

      Section 2. Checks, Drafts, etc.

      All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors. The board of directors may authorize one or more officers, of the corporation to designate the person or persons authorized to sign such documents and the manner in which such documents shall be signed.

      Section 3. Annual and Other Reports.

      (a) The board of directors of the corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year and at least 15 days, if sent by first class mail, or 35 days, if sent by third class mail, prior to the annual meeting of shareholders. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.

      (b) If no annual report for the last fiscal year has been sent to the shareholders, the corporation shall, upon the request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request within 30 days thereafter the annual report for the last year. A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three month, six month or nine month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, then the annual report for the last fiscal year. The statements shall be delivered or mailed to the person making the request within 30 days thereafter. A copy of such statements shall be kept on file in the principal executive office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

      (c) The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

      (d) Unless otherwise determined by the board of directors or the chief executive officer, the chief financial officer and any assistant treasurer are each authorized officers of the corporation to execute the certificate that the annual report and quarterly income statements and balance sheets referred to in this section were prepared without audit from the books and records of the corporation.

      Any report sent to the shareholders shall be given personally or by mail or other such means of written communication, charges prepaid, addressed to such shareholder at the address of such shareholder appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice as set forth in the written request of the shareholder as provided in this section. If any report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the report to the shareholder at such address, all future reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the report to all other shareholders. If no address appears on the books of the corporation or is given by the shareholder to the corporation for the purpose of notice or is set forth in the written request of the shareholder as provided in this section, such report shall be deemed to have been given to such shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located, or if by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Any such report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such report in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the report.

      Section 4. Contracts, etc., How Executed.

      The board of directors, except as the bylaws or articles of incorporation otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

      Section 5. Certificate For Shares.

      (a) Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or any assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any and all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      (b) Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, and any agreement between the corporation and the issue thereof, and may contain such legend or other statement as may be required by any other applicable law or regulation or agreement.

      (c) Certificates for shares may be issued prior to full payment thereof, under such restrictions and for such purposes, as the board of directors or the bylaws may provide, provided, however, that any such certificates so issued prior to full payment shall state the total amount of the consideration to be paid therefor and the amount paid thereon.

      (d) No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the corporation may require the owner thereof or the legal representative of such owner to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuances of such new certificate.

      Section 6. Representation of Shares of Other Corporations.

      Unless the board of directors shall otherwise determine, the chairman of the board, the chief executive officer, the president, any vice president and the secretary of this corporation are each authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to such officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney or other document duly executed by any such officer.

      Section 7. Inspection of Bylaws.

      The corporation shall keep at its principal executive office in California, or if its principal executive office is not in California, at its principal business office in California, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the corporation has no office in California it shall upon the request of any shareholder, furnish to him a copy of the bylaws as amended to date.

      Section 8. Seal.

      The corporation may have a corporate seal.

      Section 9. Construction and Definitions.

      Unless the context otherwise requires, the general provisions, rules of construction an definitions contained in the General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                   ARTICLE VI

                          ADOPTION, AMENDMENT OR REPEAL

      Section 1. Power of Shareholders.

      New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation of this corporation.

      Section 2. Power of Directors.

      Subject to the right of shareholders as provided in Section 1 of this
Article VI to adopt, amend or repeal bylaws, and except for a bylaw or amendment thereof changing the authorized number of directors, the board of directors may adopt, amend or repeal these bylaws.

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

                            CERTIFICATE OF SECRETARY

      I, the undersigned, do hereby certify:

      (1) That I am the duly elected and acting secretary of DIAGNOSTIC PRODUCTS CORPORATION, a California corporation; and

      (2) That the foregoing bylaws, comprising 31 pages, were originally adopted by the board of directors of the corporation by unanimous written consent as of February 10, 2003.

      (3) That an amendment to Section 2, Article III of the foregoing bylaws was duly approved by the corporation's shareholders at the Annual Meeting of Shareholders held on May 4, 2004 and that the foregoing bylaws, as amended and restated to give effect to such amendment, were duly approved and adopted by the board of directors of the corporation at a meeting held on May 4, 2004.

Dated:  May 4, 2004

                                        /s/ MARILYN ZIERING
                                        -------------------------------
                                         Marilyn Ziering, Secretary